Exhibit 10.3

EXECUTION COPY

H&R BLOCK, INC.
2013 LONG TERM INCENTIVE PLAN
PERFORMANCE SHARE UNITS
AWARD AGREEMENT
This Award Agreement is entered into by and between H&R Block, Inc., a Missouri corporation (“H&R Block”), and Jeffrey J. Jones II (“Participant”).
WHEREAS, H&R Block provides certain incentive awards to key employees of subsidiaries of H&R Block under the H&R Block, Inc. 2013 Long Term Incentive Plan (the “Plan”);
WHEREAS, Participant has been selected by the Board, the Committee, or the Chief Executive Officer of H&R Block to receive an Award under the Plan (the “Award”);
WHEREAS, consummation of this Award is conditioned upon Participant’s execution of this Award Agreement within 180 days of the Grant Date (as defined below), wherein Participant agrees to abide by certain terms and conditions authorized by the Compensation Committee of the Board.
NOW THEREFORE, in consideration of the parties’ promises and agreements set forth in this Award Agreement, the sufficiency of which the parties hereby acknowledge,
IT IS AGREED AS FOLLOWS:
1.    Performance Share Units.
1.1    Grant of Performance Share Units. As of August 21, 2017 (the “Grant Date”), H&R Block hereby awards [Number of PSUs Granted] Performance Share Units (“PSUs”) to Participant, as evidenced by this Award Agreement.
1.2    Vesting Conditions. Except as provided in Section 1.5 and Section 1.6 of this Award Agreement, Participant shall become vested in the PSUs (a) to the extent set forth in Section 1.4, only if (b) Participant remains continuously employed by Company from the Grant Date through June 30, 2020, which is the first June 30 following the completion of the Performance Period (the “Vesting Date”), such that Participant's Termination of Employment before the Vesting Date shall result in forfeiture of all rights in the PSUs and Participant shall not be entitled to a distribution of any shares of Common Stock related to such forfeited PSUs. The number of PSUs determined under Section 1.4 shall be certified by the Committee in accordance with Section 1.7, based on Company's satisfaction of the Performance Criteria during the Performance Period (or other applicable period), and paid in accordance with Section 1.6 or 1.8, as applicable.
1.3    No Shareholder Privileges; Dividend Equivalents.

(a)    Neither Participant nor any person claiming under or through him shall be, or have any of the rights or privileges of, a shareholder of H&R Block (including the right to vote shares or to receive dividends) with respect to any of the Common Stock issuable pursuant to this Award Agreement, unless and until such shares of Common Stock shall have been duly issued and delivered to Participant as a result of the vesting of PSUs.
(b)    Notwithstanding Section 1.3(a), dividend equivalents will accrue and vest proportionally as the PSUs vest, and will be paid as additional whole shares of Common Stock (unless the Committee in its discretion determines to pay the value of the accrued dividend equivalents in cash), net of withholding, upon the date shares of Common Stock are delivered for vested PSUs pursuant to Section 1.6 or Section 1.8. Dividend equivalents will apply to all cash dividends (excluding dividends for which an adjustment to the Award was or will be made pursuant to Section 4.3) and will be deemed reinvested in shares of Common Stock based on the Closing Price of the Common Stock on the trading day immediately preceding the ex-dividend date applicable to such dividend. Future dividend equivalents will apply to the shares of Common Stock relating to the reinvested dividend equivalents for each dividend record date that occurs before actual delivery of the shares. Notwithstanding the foregoing, the Committee retains discretion at any time, upon notice to Participant, to revise whether, and in what manner, dividend equivalents will be deemed reinvested with respect to any future dividends.
1.4    Payment Formula. The number of PSUs that may vest (the “Earned Percentage”) shall be determined after the end of the Performance Period in accordance with this Section, except as otherwise provided in Section 1.5 and Section 1.6. The Earned Percentage is the “EBITDA Percentage,” multiplied by the “Relative TSR Factor” multiplied by the PSUs granted pursuant to Section 1.1. Notwithstanding the result of the foregoing calculation, the Earned Percentage shall not exceed 200.0%. The EBITDA Percentage is based on achievement of the Performance Criteria with respect to EBITDA Annual Growth as determined as set forth below.
“EBITDA Percentage” is the average of the EBITDA Factors for each of the three Fiscal Years during the Performance Period determined as follows:
EBITDA     =     (EBITDA Factor 1) + (EBITDA Factor 2) + (EBITDA Factor 3)
Percentage                        3
“EBITDA Factor 1,” EBITDA Factor 2,” and “EBITDA Factor 3” refers to the percentage EBITDA Factor for each of the first, second, and third Fiscal Years during the Performance Period, respectively.
“EBITDA Factor” means the applicable percentage for a Fiscal Year determined under the following tables and paragraph:

First FY	Threshold					Target					Max
EBITDA Annual Growth	[XX]%	[XX]%	[XX]%	[XX]%	[XX]%	[XX]%	[XX]%	[XX]%	[XX]%	[XX]%	[XX]%
EBITDA Factor 1	0.0%	50.0%	75.0%	90.0%	95.0%	100.0%	105.0%	110.0%	125.0%	150.0%	200.0%

Second FY	Threshold					Target					Max
EBITDA Annual Growth	[XX]%	[XX]%	[XX]%	[XX]%	[XX]%	[XX]%	[XX]%	[XX]%	[XX]%	[XX]%	[XX]%
EBITDA Factor 2	0.0%	50.0%	75.0%	90.0%	95.0%	100.0%	105.0%	110.0%	125.0%	150.0%	200.0%

Third FY	Threshold					Target					Max
EBITDA Annual Growth	[XX]%	[XX]%	[XX]%	[XX]%	[XX]%	[XX]%	[XX]%	[XX]%	[XX]%	[XX]%	[XX]%
EBITDA Factor 3	0.0%	50.0%	75.0%	90.0%	95.0%	100.0%	105.0%	110.0%	125.0%	150.0%	200.0%

For EBITDA Annual Growth below Threshold Performance, the EBITDA Factor shall be 0%. For EBITDA Annual Growth in excess of Maximum, the EBITDA Factor shall be 200%. For EBITDA Annual Growth between any two successive points illustrated in the applicable EBITDA Factor table, the EBITDA Factor shall be interpolated on a straight line basis. The EBITDA Percentage shall be determined and certified by the Committee after the end of the Performance Period, but prior to payment to Participant.
The Relative TSR Factor will be 75% if Relative TSR is at or below the 20th percentile. The Relative TSR Factor will be 125% if the Relative TSR is at or above the 80th percentile. Relative TSR between the 20th and 80th percentiles results in a Relative TSR Factor between 75% and 125%, based on straight line interpolation between the 20th and 80th percentiles.
1.5    Potential Vesting. Notwithstanding Section 1.2, if any of the events described in subsection (a) or (b) of this Section 1.5 occur at least one year after the Grant Date and before the Vesting Date, Participant shall be entitled to either pro-rata or full vesting of the Earned Percentage of PSUs determined pursuant to Section 1.4 (or Section 1.6 if applicable), as set forth below. The pro-rata portion of the Earned Percentage, if applicable, shall equal a percentage based upon the number of whole months of service completed between the Grant Date and Participant’s Last Day of Employment divided by 33. For the sole purpose of calculating the pro-rata portion of the Earned Percentage pursuant to this Section 1.5, the month containing the Grant Date shall be counted as a whole month of service.
(a)    Involuntary Termination of Employment without Cause. If, at least one year after the Grant Date, Participant ceases to be an employee of Company on account of a Without Cause Termination that is not a Qualifying CIC Separation, Participant shall be entitled to pro-rata vesting of the Earned Percentage of PSUs that are determined pursuant to Section 1.4 after the end of the Performance Period.
(b)    Death or Disability. If Participant terminates employment due to death or Disability at least one year after the Grant Date, Participant shall be entitled to 100% vesting of the Earned Percentage of PSUs that are determined pursuant to Section 1.4 after the end of the Performance Period.
1.6    Change in Control.
(a)    Other provisions of this Agreement notwithstanding, if a Change in Control occurs before the Vesting Date, the Committee shall determine what equitable adjustments, if any, shall be made to this Award pursuant to the Committee’s authority and obligations set forth in Sections 4.3, 4.4, and 4.5 of this Award Agreement. Such adjustments may include adjustment to the payment formula determined under Section 1.4 and the performance period (or other measuring period used in determining Total Shareholder Return) over which the payment formula (whether or not revised) will be applied. After a Change in Control, the number of PSUs that may vest pursuant to the payment formula under Section 1.4 (including any revisions that may be made pursuant to this Section 1.6) shall be deemed the Earned Percentage for purposes of this Agreement.
(b)    Potential Vesting after Change in Control. Except as provided below in (i), (ii) and (iii) or in Section 1.5, the Earned Percentage of PSUs will vest only if Participant remains continuously employed by Company from the Grant Date through the Vesting Date as set forth in Section 1.2.
(i) If Participant's Termination of Employment occurs after the Change in Control due to Disability or Death, Participant shall be entitled to 100% vesting of the Earned Percentage of PSUs as determined by the Committee.
(ii) If Participant's Termination of Employment occurs due to Qualifying CIC Separation, Participant shall be entitled to 100% vesting of the Earned Percentage of PSUs as determined by the Committee.
(iii) If Participant’s Termination of Employment occurs before the Change in Control under a circumstance described in Section 1.5, the pro-rata vesting rules of Section 1.5 shall continue to apply to the Earned Percentage of PSUs.
(c)    Settlement Date after Change in Control. If the Committee takes any action under Section 1.6(a) that, on its own or in connection with any other event, results in vesting of any Earned Percentage of PSUs earlier than otherwise provided in this Award Agreement (e.g., the PSUs become subject to Code Section 409A), such vested PSUs, plus any shares attributable to vested dividend equivalents, shall be settled upon the earliest to occur of (i) Participant's date of death, (ii) the Vesting Date as set forth in Section 1.2 or (iii) six months following Participant's Termination of Employment; provided, however, if any of the events set forth in (i), (ii) or (iii) occur before the date such early vesting occurs, the settlement date shall be the later of (x) within 60 days of the early vesting date, or (y) the earlier of the date that is six months following Participant's Termination of Employment and the Vesting Date as set forth in Section 1.2. All other payments shall occur as set forth in Section 1.8.
1.7    Certification of a Performance Award. The Committee shall certify in writing the extent to which the Performance Criteria have been satisfied before making any payment to Participant with respect to the vested Earned Percentage of PSUs.
1.8    Settlement of PSUs.
(a)    Except as provided in Section 1.6, the vested Earned Percentage of PSUs, plus any shares attributable to vested dividend equivalents, shall be settled and paid out in shares of Common Stock (“Issuable PSU Shares”) as soon as administratively practicable (while remaining compliant with Section 4.15) following the later of the Vesting Date and the date on which the performance results, including Relative TSR, are determinable and certified by the Committee pursuant to Section 1.7, but in no event later than the payment deadline set forth in Treas. Reg. § 1.409A-3(d).
(b)    Company shall transfer the Issuable PSU Shares, less any shares withheld for tax withholding purposes pursuant to Section 4.8, directly into a brokerage account established for Participant at a financial institution the Committee shall select at its discretion (the “Financial Institution”) or delivered to Participant in certificate form, such method to be selected by the Committee in its discretion. Any fractional share shall be rounded up to the next whole share. Participant agrees to complete, before the settlement date, any documentation for the Company or the Financial Institution which is necessary to effect the transfer of shares of Common Stock to the Financial Institution.
1.9    Post-Settlement Mandatory Holding Period. Notwithstanding anything herein to the contrary, Participant shall not transfer, assign, pledge, sell, gift, or hypothecate in any way (whether by operation of law or otherwise) one-half of the Issuable PSU Shares, nor shall the same one-half of the Issuable PSU Shares be subject to sale under execution, attachment or similar processes, prior to the earliest of: (i) the one-year anniversary of the Vesting Date on which the Participant's right to receive such Issuable PSU Shares became nonforfeitable; (ii) the Participant's death; (iii) the Participant's Disability; or (iv) the effective date of Participant’s involuntary Termination of Employment. Any attempt to transfer, assign, pledge, sell, gift, hypothecate, or sell under execution, attachment or similar process before the date on which the post-settlement holding period described in this Section 1.9 lapses shall be null and void.
2.    Covenants.
2.1    Consideration for Award under the Plan. Participant acknowledges that Participant’s agreement to Sections 5 and 6 of the Employment Agreement is a key consideration for the Award made under this Award Agreement. Participant hereby agrees to abide by the covenants set forth in Sections 5 and 6 of the Employment Agreement.
2.2    Forfeiture of Rights. Notwithstanding anything herein to the contrary, if Participant violates any provisions of Sections 5 and 6 of the Employment Agreement, Participant shall forfeit all rights to payments or benefits in accordance with Section 2.3 and all unsettled PSUs shall terminate, be forfeited and be incapable of vesting.
2.3    Remedies. Notwithstanding anything herein to the contrary, if Participant violates any provisions of Sections 5 and 6 of the Employment Agreement, whether before, on or after any settlement of an Award under the Plan, then Participant shall promptly pay to Company an amount equal to the aggregate Amount of Gain Realized by Participant on all Common Stock received pursuant to this Award Agreement after a date commencing one (1) year before Participant’s Last Day of Employment; provided, however, to the extent the violation occurs before the settlement of PSUs, all rights to payments or benefits under the PSUs shall terminate, be forfeited and be incapable of vesting in accordance with Section 2.2. Participant shall pay Company within 3 business days after the date of any written demand by Company to Participant.
2.4    Remedies Payable. Participant shall pay the amounts described in Section 2.3 in cash or as otherwise determined by Company.
2.5    Remedies without Prejudice. The remedies provided in this Section 2 shall be without prejudice to the rights of Company to recover any losses resulting from the applicable conduct of Participant, and shall be in addition to any other remedies Company may have, at law or in equity, resulting from such conduct.
2.6    Survival. Participant’s obligations in this Section 2 shall survive and continue beyond settlement of all Awards under the Plan and any termination or expiration of this Award Agreement for any reason.
3.    Non-Transferability of Award. This Award (including all rights, privileges and benefits conferred under such Award) shall not be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of this Award, or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon any attempted sale under any execution, attachment, or similar process upon the rights and privileges hereby granted, then and in any such event this Award and the rights and privileges hereby granted shall immediately become null and void.
4.    Miscellaneous.
4.1    No Employment Contract. This Award Agreement does not confer on Participant any right to continued employment for any period of time, and is not an employment contract.
4.2    Clawback. If a restatement of H&R Block’s financial results occurs and (a) the vesting or the Amount of Gain Realized with respect to any portion of this Award, or (b) the vesting or issuance of performance-based Shares pursuant to any other award granted under the Plan or any other company-sponsored equity compensation plan, or (c) any other cash compensation received by Participant pursuant to a Company-sponsored incentive plan, would not have occurred, been paid or would have been reduced if the results represented by the restatement were known as of the time of the original issuance of the financial results, Participant may be required to reimburse Company for the Amount of Gain Realized related to this Award.
4.3    Adjustment of PSUs. If any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affects the Common Stock or the value thereof, the Committee shall make such adjustments and other substitutions to this Award Agreement as the Committee determines necessary or appropriate to prevent dilution or enlargement of benefits or potential benefits intended to be made available under this Award Agreement, in a manner the Committee deems equitable or appropriate, taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, and in the number, class, kind and price of securities subject to the Award Agreement (including, if the Committee deems appropriate, the substitution of awards denominated in the shares of another company).
4.4    Adjustment of Performance Criteria. In the event of the occurrence during the Performance Period (or other applicable period) of any material changes in applicable tax laws or accounting principles, the Committee shall adjust the calculation of the Performance Criteria, if applicable, to exclude the effect of such occurrence(s). Such adjustments shall be conclusive and binding for all purposes.
4.5    Merger, Consolidation, Reorganization, Liquidation, etc. If H&R Block shall become a party to any corporate merger, consolidation, major acquisition of property for stock, reorganization, or liquidation, all Plan awards outstanding on the effective date of the consummation of the transaction shall be treated in the manner the Committee, in its discretion, deems equitable and appropriate after taking into consideration relevant facts, including the accounting and tax consequences. Such treatment need not treat all Awards (or all portions of an Award) in an identical manner. Such treatment may include, but is not limited to, the substitution of new Awards, or for any Awards then outstanding, the assumption of any such Awards or the cancellation of such Awards for a payment to Participant in cash or other property in an amount equitably determined by the Committee (and, for the avoidance of doubt, such cancellation may be without any payment to Participant in the event the Committee determines that the intrinsic value of the Award is zero or negative). Any such arrangements shall be binding upon Participant and any action taken under this Section 4.5 shall either preserve an Award’s status as exempt from Code Section 409A or comply with Code Section 409A.
4.6    Interpretation and Regulations. The Committee shall have the full power and authority provided under Section 4.2 of the Plan and provided by delegation by the Board, subject to the terms of the Plan, and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board. Such power and authority shall include, but not be limited to, the power and authority to: (a) interpret and administer the Plan, the Award Agreement, and any instrument or agreement entered into under or in connection with the Plan; (b) correct any defect, supply any omission or reconcile any inconsistency in the Plan or the Award Agreement in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (c) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan and Award; (d) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan and Award; (e) determine whether, to what extent and under what circumstances the Award shall be canceled or suspended; and (f) determine, for purposes of the Plan and this Award Agreement, (i) the date and circumstances that constitute a Termination of Employment, and (ii) what constitutes continuous employment with respect to vesting under this Award Agreement. Notwithstanding the foregoing, leaves of absence approved by the Committee or Company or transfers of employment among the subsidiaries of H&R Block shall not be considered an interruption of continuous employment under the Plan, unless otherwise required by Code Section 409A.
4.7    Reservation of Rights. If at any time Company determines that qualification or registration of the PSUs, or of any shares of Common Stock subject to the PSUs, under any federal, state or other applicable securities law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of executing an Award or providing a benefit under the Plan, then such action may not be taken, in whole or in part, unless and until such qualification, registration, consent or approval shall have been effected or obtained free of any conditions Company deems unacceptable.
4.8    Withholding of Taxes. Company shall make the delivery of shares of Common Stock pursuant to this Award Agreement net of all federal, state, local or foreign taxes required to be paid or withheld as a result of the delivery of shares of Common Stock.  Unless otherwise determined pursuant to established procedures pursuant to the Plan, the number of shares of Common Stock withheld shall be based on the Fair Market Value of such shares on the delivery date and the required tax withholding rate for Participant (or such other rate that will not cause an adverse accounting consequence or cost to Company). Participant acknowledges that Participant may be required by the Company to take specified actions in order to enable the Company to be permitted to withhold at a rate higher than the required tax withholding rates upon any distribution of shares of Common Stock, including, but not limited to, terminating any outstanding additional withholding elections in effect prior to such delivery of shares of Common Stock. Participant agrees to take any such actions as may be required by the Company.
4.9    Reasonableness of Restrictions, Severability and Court Modification. Participant and Company agree that the restrictions contained in this Award Agreement are reasonable, but, should any provision of this Award Agreement be determined by a court of competent jurisdiction to be invalid, illegal or otherwise unenforceable or unreasonable in scope, the validity, legality and enforceability of the other provisions of this Award Agreement will not be affected thereby, and the provision found invalid, illegal, or otherwise unenforceable or unreasonable will be considered by Company and Participant to be amended as to scope of protection, time or geographic area (or any one of them, as the case may be) in whatever manner is considered reasonable by that court and, as so amended, will be enforced.
4.10    Waiver. The failure of Company to enforce at any time any terms, covenants or conditions of this Award Agreement shall not be construed to be a waiver of such terms, covenants or conditions or of any other provision. Any waiver or modification of the terms, covenants or conditions of this Award Agreement shall only be effective if reduced to writing and signed by both Participant and an officer of H&R Block (other than Participant) designated for such purpose by the Board.
4.11    Plan Control. The terms of this Award Agreement are governed by the terms of the Plan, as it exists on the Grant Date (except to the extent the Plan is amended from time to time and such amendment is intended to have retroactive effect). Except where the Plan expressly permits an award agreement to provide for different terms or as otherwise expressly provided herein, if any provisions of this Award Agreement conflict with any provisions of the Plan, the terms of the Plan shall control.
4.12    Notices. Any notice to be given to Company or election to be made under the terms of this Award Agreement shall be addressed to Company (Attention: Long Term Incentive Department) at One H&R Block Way, Kansas City, Missouri 64105, or at such other address or by such other means as Company may hereafter designate in writing to Participant. Any notice to be given to Participant shall be addressed to Participant at the last address of record with Company or at such other address as Participant may hereafter designate in writing to Company. Any such notice shall be deemed to have been duly given when deposited in the United States mail via regular or certified mail, addressed as aforesaid, postage prepaid.
4.13    Choice of Law. This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Missouri without reference to principles of conflicts of laws.
4.14    Choice of Forum and Jurisdiction. Participant and Company agree that any proceedings to enforce the obligations and rights under this Award Agreement must be brought in the Missouri District Court located in Jackson County, Missouri, or in the United States District Court for the Western District of Missouri in Kansas City, Missouri. Participant agrees and submits to personal jurisdiction in either court. Participant and Company further agree that this Choice of Forum and Jurisdiction is binding on all matters related to Awards under the Plan and may not be altered or amended by any other arrangement or agreement (including an employment agreement) without the express written consent of Participant and H&R Block.
4.15    Compliance with Section 409A. Notwithstanding any provision in this Award Agreement or the Plan to the contrary, this Award Agreement shall be interpreted and administered in accordance with Code Section 409A and regulations and other guidance issued thereunder (“Section 409A”). For purposes of determining whether any payment made pursuant to this Award Agreement results in a “deferral of compensation” within the meaning of Treasury Regulation 1.409A-1(b), H&R Block shall maximize the exemptions described in such section, as applicable. Any reference to a “termination of employment” or similar term or phrase shall be interpreted as a “separation from service” within the meaning of Section 409A. If any deferred compensation payment is payable while Participant is a “specified employee” under Section 409A, and payment is due because of separation from service for any reason other than death, then payment of such amount shall be delayed for a period of six months and paid in a lump sum on the first payroll payment date following the earlier of the expiration of such six month period or Participant’s death, unless otherwise provided by Section 409A. To the extent any payments under this Award Agreement are made in installments, each installment shall be deemed a separate payment for purposes of Section 409A and the regulations issued thereunder. Participant or his beneficiary, as applicable, shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on Participant or his beneficiary in connection with any payments to Participant or his beneficiary pursuant to this Award Agreement, including but not limited to any taxes, interest and penalties under Section 409A, and neither H&R Block nor any of its affiliates shall have any obligation to indemnify or otherwise hold Participant or his beneficiary harmless from any and all of such taxes and penalties.
4.16    Attorney's Fees. Participant and Company agree that in the event of litigation to enforce the terms and obligations under this Award Agreement, the party prevailing in any such cause of action will be entitled to reimbursement of reasonable attorney's fees.
4.17    Relationship of the Parties. Participant acknowledges that this Award Agreement is between H&R Block and Participant. Participant further acknowledges that H&R Block is a holding company and that Participant is not an employee of H&R Block.
4.18    Headings. The section headings herein are for convenience only and shall not be considered in construing this Award Agreement.
4.19    Amendment. No amendment, supplement, or waiver to this Award Agreement is valid or binding unless in writing and signed on behalf of H&R Block by an officer of H&R Block (other than Participant) designated for such purpose by the Board, and, if materially adverse to Participant, signed by Participant.
4.20    Execution of Agreement. This Award Agreement shall not be enforceable by either party, and Participant shall have no rights with respect to the Awards made hereunder, unless and until it has been (a) signed by Participant within 180 days of the Grant Date, (b) signed on behalf of H&R Block by an officer of H&R Block (other than Participant) designated for such purpose by the Board, and (c) returned to H&R Block.
This Award Agreement may be signed by the parties via facsimile or electronic signature, as acceptable to Company, and may be signed by H&R Block via stamped signature.
4.21    WAIVER OF JURY TRIAL. PARTICIPANT KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING, ACTION OR CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT.
5.    Definitions. Whenever a term is used in this Award Agreement, the following words and phrases shall have the meanings set forth below or as set forth in the Plan unless the context plainly requires a different meaning, and when a defined meaning is intended, the term is capitalized.

5.1    Amount of Gain Realized. The Amount of Gain Realized shall be equal to the number of shares of Common Stock that Participant receives pursuant to this Award Agreement multiplied by the Fair Market Value of one share of Common Stock on the date of delivery.
5.2    Board. Board means the Board of Directors of H&R Block.
5.3    Change in Control. Change in Control means the occurrence of one or more of the following events:
(a)    Any one person, or more than one person acting as a group, acquires ownership of stock of H&R Block that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of H&R Block. If any one person, or more than one person acting as a group, is considered to own more than 50% of the total fair market value or total voting power of the stock of H&R Block, the acquisition of additional stock by the same person or persons shall not be considered to cause a Change in Control. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which H&R Block acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this Section 5.3(a).
(b)    Any one person, or more than one person acting as a group, acquires (when combined with all other acquisitions of H&R Block stock acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of H&R Block possessing 35% or more of the total voting power of the stock of H&R Block. If any one person, or more than one person acting as a group, is considered to effectively control a corporation within the meaning of Treasury Regulation 1.409A-3(i)(5)(vi), the acquisition of additional control of the corporation by the same person or persons is not considered to cause a change in the effective control of the corporation. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which H&R Block acquires its stock in exchange for property will not be treated as an acquisition of stock for purposes of this Section 5.3(b), but will be treated as an acquisition of stock for purposes of Section 5.3(a).
(c)    A majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by two-thirds (2/3) of the members of the Board before the date of such appointment or election.
(d)    Any one person, or more than one person acting as a group, acquires (when combined with all other acquisitions of H&R Block assets acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from H&R Block that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of H&R Block immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of H&R Block, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Notwithstanding the foregoing, there is no Change in Control event under this Section 5.3(d) when there is a transfer to an entity that is controlled by the shareholders of H&R Block immediately after the transfer. A transfer of assets by H&R Block is not treated as a change in the ownership of such assets if the assets are transferred to: (i) a shareholder of H&R Block (immediately before the asset transfer) solely in exchange for or with respect to its stock; (ii) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by H&R Block; (iii) a person, or more than one person acting as a group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of H&R Block; or (iv) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in (iii) above.
For purposes of this section, persons will be considered to be acting as a group in accordance with Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended, and Code Section 409A.
5.4    Closing Price. Closing Price shall mean the last reported market price for one share of Common Stock, regular way, on the New York Stock Exchange (or any successor exchange or stock market on which such last reported market price is reported) on the day in question. If the exchange is closed on the day on which the Closing Price is to be determined or if there were no sales reported on such date, the Closing Price shall be computed as of the last date preceding such date on which the exchange was open and a sale was reported.
5.5    Code. Code means the Internal Revenue Code of 1986, as amended.
5.6    Committee. Committee means the Compensation Committee of the Board.
5.7    Common Stock. Common Stock means the common stock of H&R Block, without par value.
5.8    Company. Company means H&R Block, Inc., a Missouri corporation, and includes its “subsidiary corporations” (as defined in Code Section 424(f)) and their respective divisions, departments and subsidiaries and the respective divisions, departments and subsidiaries of such subsidiaries.
5.9    Disability. Disability or disabled means a Termination of Employment for “Disability,” as defined in, and pursuant to, the Employment Agreement.
5.10    EBITDA Annual Growth. EBITDA Annual Growth means the year-over-year percentage change in EBITDA from Continuing Operations from one Fiscal Year (the “Base Fiscal Year”) to the immediately subsequent Fiscal Year (the “Measuring Fiscal Year”) in the Performance Period. EBITDA from Continuing Operations for each Base Fiscal Year during the Performance Period shall be the EBITDA from Continuing Operations from that same Fiscal Year when such Fiscal Year was a Measuring Fiscal Year, unless otherwise determined by the Committee by the 162(m) Deadline for the Measuring Fiscal Year, and shall be separately communicated to Participant. EBITDA from Continuing Operations for the Base Fiscal Year for the first Measuring Fiscal Year of the Performance Period is the Company’s actual EBITDA from Continuing Operations for the Company’s Fiscal Year ended April 30, 2017, as determined by the Committee.
5.11    EBITDA from Continuing Operations. EBITDA from Continuing Operations means the earnings of the Company from continuing operations excluding interest expense, taxes,

depreciation and amortization for each Fiscal Year in the Performance Period, subject to those adjustments described in Section 4.4.
5.12    Employment Agreement. The Employment Agreement by and among HRB Professional Resources LLC, H&R Block, and Participant, dated August 21, 2017.
5.13    Fair Market Value. Fair Market Value means the Closing Price for one share of Common Stock.
5.14    Fiscal Year. Fiscal Year means the fiscal year ended April 30; provided, however, that the first Fiscal Year during the Performance Period shall be deemed to be the period beginning on June 1, 2017 and ending on April 30, 2018.
5.15    Good Reason Termination. Good Reason Termination means a Termination of Employment initiated by Participant for “Good Reason” as defined in, and pursuant to, the Employment Agreement.
5.16    Last Day of Employment. Last Day of Employment means the date of Participant’s Termination of Employment.
5.17    Maximum Performance. Maximum Performance means the level of EBITDA Annual Growth for each Fiscal Year during the Performance Period set by the Committee that results in a 200% EBITDA Factor in the Payment Formula set forth in Section 1.4.
5.18    162(m) Deadline. 162(m) Deadline means the 90th day of the Fiscal Year for which the applicable Performance Criteria are set or for a period that is less than 12 months, the date that is 25% of the length of such period.
5.19    Peer Companies. Peer Companies are the companies in the S&P 500 as of the first day of the relevant period other than H&R Block. If a Peer Company ceases to be a member of the S&P 500 during the relevant period, then such company will be treated as described below:
(a)    In the event a Peer Company files for bankruptcy or liquidates due to an insolvency, such company will continue to be treated as a Peer Company; provided, however, that such company’s Ending Value will be treated as $0 if the common stock (or similar equity security) of such company is no longer listed or traded on a national securities exchange on the last trading day of the calculation of the Ending Value.
(b)    In the event a Peer Company ceases to be a member of the S&P 500 due to a change in the company’s market capitalization relative to other members of the S&P 500, and the common stock (or similar equity security) of such company continues to be traded on a national securities exchange as of the last trading day of the calculation of the Ending Value, such company will continue to be treated as a Peer Company.
(c)    In the event of the acquisition of a Peer Company (including, without limitation, (i) a merger or other business combination of a Peer Company with another entity in which the Peer Company is not the survivor, and (ii) the sale of all or substantially all of a Peer Company’s assets), such acquired entity will no longer be treated as a Peer Company and will be excluded from the calculation. In the event that the business combination transaction involves two Peer Companies, the acquiring entity will continue to be treated as a Peer Company.
(d) If a Peer Company ceases to be a member of the S&P 500 for any reason not described above, such company will be excluded from the calculation.
5.20    Performance Criteria. Performance Criteria means the Threshold Performance, Target Performance and Maximum Performance for EBITDA Annual Growth for each Fiscal Year in the Performance Period and the Relative TSR Factor set forth in Section 1.4.
5.21    Performance Period. Performance Period means the period commencing June 1, 2017 and ending April 30, 2020.
5.22    Performance Share Units or PSUs. Performance Share Units or PSUs means the number of Performance Share Units granted under this Award Agreement pursuant to Section 1.1.
5.23    Qualifying CIC Separation. Qualifying CIC Separation means (a) a Good Reason Termination or (b) Company’s involuntary Termination of Employment of Participant without Cause no more than 75 days before or 18 months after a Change in Control.
5.24    Relative TSR. Relative TSR means the percentile placement of H&R Block’s Total Shareholder Return relative to the Total Shareholder Returns of the Peer Companies. Relative TSR will be determined by ranking H&R Block and the Peer Companies from highest to lowest according to their respective Total Shareholder Returns. Based on this ranking, the percentile performance of H&R Block relative to the Peer Companies will be determined as follows:

P = 1 -	R - 1
N
“P” represents H&R Block's percentile performance which will be rounded, if necessary, to the nearest whole percentile (with 5 being rounded up). “N” represents the number of Peer Companies. “R” represents H&R Block’s ranking among the Peer Companies.
5.25    S&P 500. S&P 500 means the 500 US companies listed by Standard and Poor’s in its S&P 500 Index as of the Grant Date.
5.26    Target Performance. Target Performance means the level of EBITDA Annual Growth for each Fiscal Year during the Performance Period set by the Committee that results in a 100% EBITDA Factor in the Payment Formula set forth in Section 1.4.
5.27    Threshold Performance. Threshold Performance means the level of EBITDA Annual Growth for each Fiscal Year during the Performance Period set by the Committee that results in a 0% EBITDA Factor in the Payment Formula set forth in Section 1.4.
5.28    Termination of Employment. Termination of Employment, termination of employment and similar references mean a separation from service within the meaning of Code

Section 409A. If Participant is an employee, Participant will generally have a Termination of Employment if Participant voluntarily or involuntarily terminates employment with Company. A termination of employment occurs if the facts and circumstances indicate that Participant and Company reasonably anticipate that no further services will be performed after a certain date or that the level of bona fide services Participant will perform after such date (whether as an employee, director or other independent contractor) for Company will decrease to no more than 20% of the average level of bona fide services performed (whether as an employee, director or other independent contractor) over the immediately preceding 36-month period (or full period of services if Participant has been providing services for less than 36 months). For purposes of this Section 5.28, “Company” includes any entity that would be aggregated with Company under Treasury Regulation 1.409A-1(h)(3).
5.29    Total Shareholder Return. Total Shareholder Return for the purpose of calculating Relative TSR for the Performance Period (or other applicable measurement period provided in this Agreement, including Section 1.6) pursuant to Section 1.4 means the percentage for the applicable entity for the applicable period that is the quotient of: (i) the Ending Value, minus the Beginning Value, plus dividends (other than stock dividends) with respect to which the record date occurs during such period; divided by (ii) the Beginning Value. For purposes of this definition, "Beginning Value" means the average Fair Market Value per share of the applicable entity's common stock for the 15 consecutive trading days ending on the Grant Date, and "Ending Value" means the average Fair Market Value per share of the applicable entity's common stock for the 15 consecutive trading days beginning on the date the applicable entity's Annual Report on Form 10-K is filed with the Securities and Exchange Commission for the fiscal year ending on the last day of such Performance Period. When calculating the Beginning Value for any entity, the Committee must adjust such Beginning Value to account for a stock split, reverse stock split or stock dividend occurring during such period. In such event, the Committee must adjust the Beginning Value by multiplying it by the ratio of the number of shares outstanding at the beginning of the applicable period to the number of shares outstanding at the end of the applicable period; provided, however, no such adjustment shall be duplicative of any adjustment made pursuant to Section 4.3 or 4.4.
5.30    Without Cause Termination. Without Cause Termination means an involuntary Termination of Employment initiated by the Company without “Cause” as defined in, and pursuant to, the Employment Agreement.
6.    ACKNOWLEDGEMENT OF COVENANTS AND WAIVERS.
6.1    Participant understands and acknowledges that this Award Agreement confers both rights and obligations upon Participant.
6.2    Participant has reviewed this Award Agreement in its entirety and understands that by signing this Award Agreement, Participant agrees to all of its terms, including, but not limited to, Section 2 of this Award Agreement, the Choice of Forum and Jurisdiction, and the Waiver of Jury Trial set forth in Section 4 of this Award Agreement.

6.3    Participant acknowledges that Company has advised Participant to seek his own legal counsel before signing this Award Agreement and that Participant has consulted or has had the opportunity to consult with his personal attorney before executing this Award Agreement.
[Signature Page Follows.]

In consideration of said Award and the mutual covenants contained herein, the parties agree to the terms set forth above.
The parties hereto have executed this Award Agreement.

_____________________________________________
Participant Name:     Jeffrey J. Jones II
Date Signed:        ___________________
H&R BLOCK, INC.
By: __________________________________
Name:    Thomas A. Gerke
Title:    General Counsel and Chief Administrative Officer